UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2006

WESTLAND DEVELOPMENT CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

New Mexico

(State or Other Jurisdiction of Incorporation)

0-7775	85-0165021
Commission File Number)	(IRS Employer Identification No.)

401 Coors Blvd., NW Albuquerque, New Mexico	87121
(Address of Principal Executive Offices)	(Zip Code)

(505) 831-9600

(Registrant’s Telephone Number, Including Area Code)

_______________N/A_________________

(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

Item 1.01	Entry Into a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement.

On September 30, 2005, Westland and ANM Holdings, Inc. (“ANM”) entered into a definitive Agreement and Plan of Merger through which ANM agreed to acquire all of the Westland’s outstanding common shares for a purchase price of $200.00 per share. That agreement was amended and restated (the "Amended Agreement") to reflect the completion of some of the requirements and to define new terms under which the Amended Agreement would proceed to conclusion or termination. Westland 's entry into the Amended Agreement was disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 6, 2006.

On February 8, 2006, Westland received an offer from a limited liability corporation named Atrisco Heritage LLC ("Atrisco Heritage"), a limited liability company formed for the purpose of acquiring all of Westland’s outstanding shares. Atrisco Heritage offered $225 for each of the Westland's outstanding common shares.

On February 9, 2006, Westland received an offer from SHNM Acquisition Corp., a Delaware corporation, ("SHNM"), to acquire all of Westland’s outstanding shares through an Agreement and Plan of Merger substantially similar to the Amended Agreement but with no financing or diligence contingencies and at a price of $250 per share.

Subsequently Atrisco Heritage raised its offer to $255. That new price was matched by SHNM. And shortly thereafter, Westland provided notice to ANM that it had received two offers that were valid "Acquisition Proposals" (as defined in the Amended Agreement).

On February 17, 2006, Atrisco Heritage informed Westland that it would increase its offer to $300 per share, but conditioned the offer by adding that the members of Atrisco Heritage would vote on the proposal on or before March 28, 2006. The offer, if accepted, would have been no more than an option which might never become a firm offer. For that reason the board discontinued discussions with Atrisco Heritage and accepted the offer of SHNM.

That same day, Westland provided notice to ANM, as required pursuant to the Amended Agreement that SHNM's offer was a "Superior Proposal" (as defined in the Amended Agreement) and provided ANM until the close of business on February 23, 2006 to propose changes to the Amended Agreement such that the SHNM offer would no longer be a "Superior Proposal".

On February 23, 2006, ANM informed Westland that it would not amend its offer and on February 24, 2006, Westland informed ANM that it had terminated the Amended Agreement and paid ANM a termination fee of $5 million, as required by the Amended Agreement.

Other than the obligations of the parties contained in the Amended Agreement, there is no material relationship between Westland or its affiliates and any of the parties.

On February 24, 2006, concurrently with its termination of the Amended Agreement, Westland entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SHNM . The Merger Agreement is substantially similar to the Amended Agreement, except as described herein.

Pursuant to the terms of the Merger Agreement, SHNM will be merged with and into Westland, with Westland being the surviving corporation (the "Merger"). At the effective time of the Merger, each of Westland's outstanding common shares will be converted into the right to receive $255.00 in cash (the “Merger Consideration”). The Agreement also provides that SHNM will create and fund a trust for charitable programs to promote and preserve the ancestral and cultural heritage of Westland's shareholders and the history of the Atrisco Land Grant and Westland's real property and otherwise serve the local community. SHNM has agreed to fund the trust with a donation of $1 million per year for 100 years, with the first deposit to be made at the closing of the Merger.

The Merger Agreement requires that an affirmative vote of the owners of 2/3 of Westland's outstanding no par value common stock and Westland's Class B common stock, each voting as a class, approve the Merger, and the issuance of certificates of merger by the States of Delaware and New Mexico, prior to any obligation of SHNM to purchase any of the outstanding shares. Upon the occurrence of those two events, SHNM will promptly pay for all of the shares tendered for purchase.

The Merger and the transactions contemplated by the Merger Agreement have been unanimously approved by Westland's Board of Directors. The consummation of the Merger is conditioned upon customary closing conditions, including the approval by 2/3 of each class of Westland’s shareholders, but contains no financing or diligence contingencies. The Merger Agreement contains certain termination rights for both SHNM and Westland, and provides that upon termination of the Merger Agreement under certain circumstances, Westland may be required to pay SHNM a break-up fee of $10 million, $5 million of which is an advance made by SHNM to Westland for the purpose of paying the termination fee owed to ANM under the Amended Agreement.

In connection with the Merger Agreement, in addition to advancing the ANM termination fee, SHNM has deposited $5 million with Fidelity National Title as security for the performance of its obligations under the Merger Agreement. In addition, SHNM has agreed to place an additional $100 million in a segregated account promptly after execution of the Merger Agreement as additional assurance of its ability to purchase the shares when, and if, the Merger is approved by the shareholders.

There is no assurance that the proposed Merger will occur. It is conditioned upon a number of matters, including shareholder approval. The Merger Agreement may be terminated under certain circumstances which would result in the return of the $10 million deposit to SHNM. Similarly, it may be terminated under other circumstances which would result in the deposit being paid to Westland.

Westland's current board of directors will remain in office while the Merger is pending, but will resign if and when the Merger becomes effective. Other than the obligations of the parties contained in the Merger Agreement, there is no material relationship between Westland or its affiliates and any of the parties.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as [Exhibit 2.1] hereto, and by this reference made a part hereof.

Cautionary Statements

The Merger Agreement has been attached to this Form 8-K as an exhibit to provide investors with information regarding its terms. Except for their status as contractual documents that establish and govern the legal relations among the parties with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified, including by information in the schedules referenced in the Merger Agreement that Westland delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information.

Additional Information about the Merger and Where to Find It

In connection with the Merger, Westland intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement. SHAREHOLDERS WESTLAND’S COMMON SHARES ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESTLAND, THE MERGER AGREEMENT AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by Westland with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders holders may obtain free copies of the documents filed with the SEC by Westland by contacting Westland Development Co., Inc. Investor Relations at (505) 831-9600 or by written request mailed to Westland Development Co., Inc., Investor Relations, 401 Coors Blvd, NW, Albuquerque, NM 87121. shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Westland and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the shareholders in connection with the Merger. Information about the executive officers and board members of Westland and the number of the Westland's common shares beneficially owned by these persons is set forth in Westland’s Form 10-KSB Annual Report, which was filed with the SEC on September 28, 2005. Investors and shareholders may obtain additional information regarding the direct and indirect interests of the Westland and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated February 24, 2006, between Westland Development Co., Inc. and SHNM Acquisition Corp.
99.1	February 24, 2006 Press Release filed with this Form 8-K Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAND DEVELOPMENT CO., INC.

Dated: February 24, 2006	By:	/S/Barbara Page
Barbara Page Title: President and C.E.O.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated February 24, 2006, between Westland Development Co., Inc. and SHNM Acquisition Corp. filed with this From 8-K Current Report.
99.1	February 28, 2006 Press Release filed with this Form 8-K Current Report.